Exhibit 23. Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117992) of Keithley Instruments, Inc. of our report dated June 24, 2005 relating to the financial statements and financial statement schedule of Keithley Instruments, Inc. Retirement Savings Trust and Plan for the year ended December 31, 2004, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
June 27, 2005